CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    -----------------------------------------


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 10, 1999 included in Thomas Industries Inc.'s Annual Report of the Company on Form 10-K for the year ended December 31, 1998 and to all references to our Firm included in this registration statement.

                                          /s/ Arthur Andersen LLP



Louisville, Kentucky
July 21, 1999